EXHIBIT 99.2

SIGNATURE PAGE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: June 12, 2026
SIDNEY PTC LTD

	By:	Oliver Egerton-Vernon

/s/ Oliver Egerton-Vernon
	Name:	Oliver Egerton-Vernon
	Title:	Director of G.B. Directors Limited (Director)

COMMUNITY SOCIAL INVESTMENT LTD

	By:	Paul Ellerbeck

/s/ Paul Ellerbeck
	Name:	Paul Ellerbeck
	Title:	Director

FFIH LTD

By: John Foley

/s/ John Foley
	Name:	John Foley
	Title:	Director

MAX CAPITAL LTD

By: John Foley

/s/ John Foley
	Name:	John Foley
	Title:	Director